Exhibit 99.1

FARO Shareholders Overwhelmingly Approve

Proposed Merger with AMETEK

LAKE MARY, Fla., July 15, 2025— FARO® Technologies, Inc. (Nasdaq: FARO) (the “Company” or “FARO”), a global leader in 4D digital reality solutions, today announced that at the Company’s Special Meeting of Shareholders (the “Special Meeting”), FARO shareholders approved the previously announced acquisition of the Company by AMETEK, Inc.

According to the preliminary results, over 99% of votes cast at the Special Meeting by all shareholders were voted in favor of the merger agreement proposal. Approval of the merger required the affirmative vote of holders of a majority of FARO’s outstanding shares entitled to vote.

Upon consummation of the merger, FARO shareholders will receive $44 in cash for each share of FARO common stock. The transaction is expected to close in the second half of 2025, subject to customary closing conditions, including the receipt of applicable regulatory approvals.

Advisors

Evercore is acting as exclusive financial advisor and Foley & Lardner LLP is acting as legal advisor to FARO.

About FARO

For over 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit www.faro.com.

Forward Looking Statements

Statements in this release that are not strictly historical, including statements regarding the proposed merger, the expected timetable for completing the merger and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: general economic conditions and conditions affecting the industry in which FARO operates; the uncertainty of regulatory approvals; the parties’ ability to satisfy the closing conditions and consummate the merger; AMETEK’s ability to successfully integrate FARO’s operations and employees with AMETEK’s existing business; and the ability to realize anticipated growth, synergies and cost savings. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in AMETEK’s and FARO’s respective Securities and Exchange Commission (the “SEC”) filings, including each company’s most recent, respective Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and neither company assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Additional Information and Where to Find It

This press release relates to the proposed merger of FARO and a wholly owned subsidiary of AMETEK (“Merger Sub”), pursuant to the terms of the merger agreement. On June 12, 2025, FARO filed with the SEC and commenced mailing to shareholders the proxy statement for the Special Meeting (the “Proxy Statement”). Shareholders of FARO are urged to read the Proxy Statement and other relevant materials because they contain important information about FARO, AMETEK, Merger Sub and the merger. Shareholders may obtain a free copy of these materials and other documents filed by FARO with the SEC at the SEC’s website at www.sec.gov, at FARO’s website at http://www.faro.com or by sending a written request to the Company’s Corporate Secretary at the Company’s principal executive offices at 125 Technology Park, Lake Mary, Florida 32746.

Contacts

FARO Technologies, Inc.

Matthew Horwath, Chief Financial Officer

+1 407-562-5005

IR@Faro.com

Sapphire Investor Relations, LLC

Michael Funari or Erica Mannion

+1 617-542-6180

IR@Faro.com